SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 15, 2006

deCODE genetics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Juris-	(Commission	(I.R.S. Employer
diction of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavík, Iceland
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01  Regulation FD Disclosure

On May 15, 2006, deCODE genetics, Inc. issued the following press release:

deCODE and Illumina Form Alliance to Develop and Commercialize DNA-based Diagnostics

•                  Companies to initiate work on molecular diagnostics for the risk of heart attack, type 2 diabetes, and breast cancer

•                  Illumina to install large-scale genotyping system and supply HumanHap300 BeadChips for disease association studies

Reykjavik, ICELAND, and San Diego, CALIFORNIA, May 15, 2006 — deCODE genetics (Nasdaq:DCGN) and Illumina, Inc. (Nasdaq:ILMN) today announced the formation of a strategic alliance under which the companies plan to co-develop and commercialize DNA-based diagnostic tests in several major disease areas. The alliance will employ Illumina’s platform for high-multiplex single-nucleotide polymorphism (SNP) genotyping to develop tests for gene variants deCODE has previously shown to have impact on the risk of a growing number of common diseases with major public health impact.

Under the terms of the agreement, Illumina will gain access to disease-related biomarkers for joint validation as diagnostic panels to be marketed and sold by Illumina on its forthcoming BeadXpress platform. The companies will share development costs and split the profits from sales of the diagnostics tests.

The alliance will initially focus on the development, validation and commercialization of specific diagnostic tests for variants in genes involved in three disease-related pathways:

•      the gene-encoding leukotriene A4 hydrolase, linked to heart attack;

•                  the gene-encoding transcription factor 7-like 2 (TCF7L2), linked to type 2 diabetes;

•      the gene encoding BARD1, linked to breast cancer.

As part of the agreement, Illumina will install its SNP genotyping platform at deCODE, enabling deCODE to expand its contract genotyping business to offer Illumina platform and assay technologies together with deCODE’s proprietary analytical services for customers. deCODE will utilize the Illumina platform to carry-out high-density, whole-genome studies utilizing its comprehensive population genetics resources in Iceland including more than 100,000 participants in some 50 common diseases. This effort, which will enhance deCODE’s proprietary gene and drug target discovery work and may provide genetic markers for additional diagnostic development, will leverage Illumina’s Sentrix® HumanHap BeadChips; Infinium™ assay and LIMS (laboratory information management system); as well as analysis and visualization tools from Illumina’s BeadStudio software.

“This alliance enables us to strengthen our global leadership in using human genetics to discover and develop better medicine - accelerating our target discovery work and enabling us to generate near-term product revenue from the development of diagnostics. Our recent discoveries have demonstrated the power of applying high-density SNP genotyping to our population resources. We are very impressed with the quality of Illumina’s SNP platform and look forward to working with such an agile and effective partner to bring to market a new generation of DNA-based diagnostics,” said Kari Stefansson, CEO of deCODE.

According to Jay Flatley, President and CEO of Illumina, “This landmark agreement will aid in the discovery of powerful biomarkers associating genetics and disease and the application of these discoveries to develop new products. We expect the tests developed by the alliance to provide novel means of predicting disease risk and of optimizing disease prevention and treatment strategies. deCODE has pioneered the use of population genetics to better understand and improve both individual outcomes and human health in general. We’re excited to join forces with a company that has demonstrated scientific leadership using gene discovery to address the therapeutic challenges of complex human diseases.”

About deCODE
deCODE genetics (NASDAQ:DCGN) is a global leader in applying human genetics to develop drugs for common diseases. Our population approach has enabled us to discover and target key biological pathways involved in conditions ranging from heart attack to cancer. We are turning these discoveries into new medicine to better treat and prevent many of the biggest challenges to public health. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com.

About Illumina
Illumina (www.illumina.com) develops and markets next-generation tools for the large-scale analysis of genetic variation and function. The Company’s proprietary BeadArray technology — used in leading genomics centers around the world — provides the throughput, cost effectiveness and flexibility necessary to enable researchers in the life sciences and pharmaceutical industries to perform the billions of tests necessary to extract medically valuable information from advances in genomics and proteomics. This information will help pave the way to personalized medicine by correlating genetic variation and gene function with particular disease states, enhancing drug discovery, allowing diseases to be detected earlier and more specifically, and permitting better choices of drugs for individual patients.

Contacts: deCODE genetics
Edward Farmer	Joy Bessenger
Corporate Communication	Investor Relations
+1 212 343 2819	+1 212 481 3891
info@decode.is	ir@decode.is

Illumina
Jay Flatley	William Craumer
President & CEO	Director, Corporate Communications
Illumina, Inc.	Illumina, Inc.
+1 858 202.4501	+1 858 202.4667
jflatley@illumina.com	bcraumer@illumina.com

Certain statements contained in this press release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is deCODE’s and Illumina’s intent that such statements be protected by the safe harbor created thereby. Forward-looking statements include, but are not limited to: 1) the companies plan to co-develop and commercialize DNA-based diagnostic tests; 2) Illumina will gain access to disease-related biomarkers and deploy the markers into diagnostic disease panels; 3) this alliance enables us to generate near-term product revenue. Potential risks and uncertainties include, but are not limited to, the risks: a) deCODE’s previously discovered at-risk variants may not be sufficiently informative to have diagnostic value; b) Illumina’s BeadLab infrastructure may not support sufficiently the high sample throughput envisioned by the parties; c) Illumina may not manufacture HumanHap BeadChips in adequate quantity or quality; d) the companies may not see an increased customer base as a result of the collaboration, as well as other risks and uncertainties detailed from time to time in deCODE’s or Illumina’s filings with the Securities and Exchange Commission. deCODE and Illumina undertake no obligation to update these forward-looking statements beyond the date of this release.

*****

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

	By:	/s/ KARI STEFANSSON
Kari Stefansson
President, Chief Executive Officer
Dated: May 17, 2006